Exhibit 10.2

INDIA MASTER ASSIGNMENT AGREEMENT 2

THIS  AGREEMENT is made on this 22nd  day of August 2007, between ISG Novasoft Technologies Limited (“ISGN”) a company incorporated under the Companies Act, 1956 and having its Registered office at “International Trade Tower”, ‘E’ Block, 14th Floor, Nehru Place, New Delhi – 110019, India (hereinafter referred to as “ the Assignor”, which expression shall mean and include its representatives, successors and permitted assigns) of the ONE PART;

AND

Intelligroup Asia Pvt. Ltd. a company incorporated under the Companies Act, 1956, and having its registered office at 5th, Floor (Blocks A & B), ILabs Centre, Plot No.18, Software Units Layout, Madhapur, Hyderabad (hereinafter referred to as “the Assignee” which expression shall mean and include its representatives, successors and permitted assigns) of the SECOND PART

1.	The Assignor and the Assignee entered into a Master Assignment Agreement dated 8th June 2007 referred to hereinafter as the India Assignment Agreement”

2.	Clause 4 of the India Assignment Agreement detailed the various conditions precedent that needed to be completed for closing of the agreement to take place.

3.

And further clause 3 of the India Assignment Agreement provided for automatic determination of the Agreement if Closing does not take place within 8 weeks and the parties agree and confirm that the India Assignment Agreement has determined

4.

And the parties hereby  agree to enter into a new agreement (hereinafter referred to as the “India Assignment Agreement 2”) on the same terms as the India Assignment Agreement with Closing to take place by 13.00 UK time on 15th September 2007 and if the Closing  does not take place by then the India Assignment Agreement 2 shall terminate without any further act of the Parties.

5.	All other terms and conditions of the India Assignment Agreement will remain valid without any further modification.

In Witness whereof the parties to this Agreement have signed this Agreement on the date and place mentioned above:

	/s/ V. Krishnan		/s/ Alok Bajpai

	ISG Novasoft Technologies Limited		Intelligroup Asia Pvt. Ltd.

Name:	V. Krishnan	Name:	Alok Bajpai
Title:	Director	Title:	Director